EXHIBIT 99.1

LETTER OF TRANSMITTAL FOR COMMON SHARES OF WEYERHAEUSER COMPANY

This Letter of Transmittal relates to the offer by Weyerhaeuser Company (“Weyerhaeuser”) to exchange all shares of common stock of Domtar Corporation (the “Company”) which are owned by Weyerhaeuser, for common shares of Weyerhaeuser (“Weyerhaeuser common shares”) and exchangeable shares of Weyerhaeuser limited. Non-U.S. Taxpayers should comply with instructions on the reverse side regarding the submission of U.S. Internal Revenue Service (“IRS”) Form W-8BEN. This Letter of Transmittal may only be used for tenders of Weyerhaeuser common shares.

I/we the undersigned, surrender to you for exchange the Weyerhaeuser common share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the Weyerhaeuser common share(s) represented by the enclosed certificate(s) and/or the Weyerhaeuser common shares in uncertificated form held through the Weyerhaeuser Direct Stock Purchase Plan maintained by Mellon Investor Services LLC (the “DSPP Shares”) identified below and have full authority to surrender these certificate(s), give the instructions in this Letter of Transmittal and warrant that the share(s) represented by these certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

Œ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appear on the certificate(s) above or on the DSPP Shares account, as applicable, by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Shareholder	Date	Daytime Telephone #

X
Signature of Shareholder	Date	Daytime Telephone #

                                       SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	è

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

Ž a List only certificate(s) surrendered.	Certificate No(s).	Number of Shares Tendered

Ž b DSPP Shares surrendered		Number of Shares Tendered

 Total Shares Tendered

If you cannot produce some or all of your Weyerhaeuser shares of common stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

                                AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK FOR THE SURETY PREMIUM IS NOT INCLUDED

                                                             Taxpayer ID or Social Security Number

TOTAL SHARES LOST F
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Weyerhaeuser Company, Weyerhaeuser Company Limited, Domtar Corporation, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach of failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach of failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X  Signed by Affiant (stockholder)                                                                               on this (date)

(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security #                                                                           Date                                          Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of share(s) lost X (Cash Rate) $74.83= $ share value
•	If the share value exceeds $500,000, or if the shareholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $ X (1%) or (.01) =........ $ Surety Premium

3. Add the service fee based on the share value fee guide noted below........................................... $                      Service Fee

•	If the share value is less than or equal to $250.00, the Service Fee= $50.00
•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee=$100.00
•	If the share value is greater than $3,000.00, the Service Fee=$200.00

4.   Total amount due (add lines 2 & 3) .............................................................................................. $                      Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

‘
Special Transfer Instructions

If you want your shares of the Company’s common stock or check for fractional shares to be registered or issued, as applicable, in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor - Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)

’	Under certain conditions, shareholders holding fewer than 100 Weyerhaeuser common shares may have their shares accepted for exchange before any proration of the Offer of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if Weyerhaeuser common shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Weyerhaeuser common shares. The undersigned either (check one box):

❒	is the beneficial or record owner of an aggregate of fewer than 100 Weyerhaeuser common shares, all of which are being tendered; or

❒	is a trustee, executor, administrator, guardian, attorney-in-fact, officers of corporations or other nominee that (a) is tendering for the beneficial owner(s), Weyerhaeuser common shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Weyerhaeuser common shares and is tendering all of such Weyerhaeuser common shares.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

In addition to the Instructions below, the Instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Exchange Agent or your broker or other financial advisor will assist you in completing this Letter of Transmittal.

Œ	Sign, date and include your daytime telephone number in the Letter of Transmittal in Box 1 and, after completing all other applicable sections, return this form and your share certificates in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return IRS Form W-8BEN.

Ž	(a) Your certificate number(s) and the number of shares represented by certificate(s) that you are tendering should be specified in Box 3a. The number of shares indicated as being tendered may not exceed the total number of shares evidenced by the certificate(s) that are surrendered. Unless otherwise indicated, you will be assumed to have tendered all shares evidenced by the certificate(s) that are surrendered.
(b) The number of DSPP shares that you are tendering should be specified in Box 3b.

	Please indicate the total number of Weyerhaeuser common share(s) you are tendering in Box 4.

	If you cannot locate some or all of your share certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A.M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact Mellon Investor Services LLC at 1-800-270-3449 for further instructions on obtaining your own bond.

‘	If you want your shares of Company’s common stock or any check for fractional shares to be registered or issued, as applicable, in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Please see the Prospectus-Offer to Exchange for additional information regarding Box 7.

If you have any questions, the Information Agent for the Offer is:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-free from the U.S. and Canada: 877-750-9497 (English speakers) 877-825-8777 (French speakers)

Banks and Brokers Call Collect: 212-750-5833

FORWARD YOUR TRANSMITTAL MATERIALS TO THE EXCHANGE AGENT AT

By Mail:	By Hand or By Overnight Courier:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3448	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310